Exhibit 3(i).1

Hartman Commercial Properties REIT

Articles Supplementary

Election to be Governed by Certain Provisions of
Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”)

Hartman Commercial Properties REIT, a Maryland real estate investment trust (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: As of the date hereof and as of the date resolutions were adopted by the Company’s Board of Trustees (the “Board”) as set forth below: (a) the Company’s common shares of beneficial interest, its only class of outstanding equity securities, were duly registered under §12(g) of the Securities Exchange Act of 1934; and (b) three (3) members of the Board were neither (i) officers, (ii) employees, (iii) acquiring persons, nor (iv) directors, officers, affiliates, or associates of an acquiring person, of the Company;

SECOND: Under a power contained in Title 3, Subtitle 8 of the MGCL, and in accordance with resolutions unanimously adopted at a special meeting of the Board duly held on December 2, 2006, the Company elects, notwithstanding any provision in its Declaration of Trust or Bylaws to the contrary, to be subject to the following provisions of Subtitle 8 of Title 3 of the MGCL: §3-803, §3-804(a), §3-804(b) and §3-805, the repeal of which may be effected only by the means authorized by §3-802(b)(3) of the MGCL;

THIRD: The election to become subject to §3-803, §3-804(a), §3-804(b) and §3-805 of the MGCL has been approved by the Board in the manner and by the vote required by law; and

FOURTH: The undersigned President of the Company acknowledges these Articles Supplementary to be the trust act of the Company and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 4th day of December, 2006.

ATTEST:                                            HARTMAN COMMERCIAL
                                                     PROPERTIES REIT

By:  /s/ John A. Good                                                                                            By: /s/ James C. Mastandrea
Name: John A. Good                                                                                            Name: James C. Mastandrea
Title: Assistant Secretary                                                                                       Title: President

2